UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2006

CHINA PROPERTIES DEVELOPMENTS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-50637

Colorado                                                                                                          84-1595829
(State or other jurisdiction                                                                            (I.R.S. Employer
of incorporation)                                                                                         Identification No.)

89 Chang’an Middle Rd.
Yangming International Tower, Flrs. 26/27
Xi’an, China
(Address of principal executive offices) (zip code)

86 29 85257560
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
         240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
        240.13e-4(c))

Item 8.01              Other Events.

                On August 29, 2006, China Properties Developments, Inc. (the “Company”) filed a preliminary proxy statement with the Securities and Exchange Commission in connection with a proposed special meeting of stockholders called by the Board of Directors (i) to authorize an amendment to the Company’s Articles of Incorporation (the “Articles of Incorporation”) to effect a one-for-five reverse stock split; and (ii) to authorize an amendment to the Articles of Incorporation to provide that except as otherwise provided under the Colorado Business Corporations Act (the “CBCA”), any action required or permitted under the CBCA to be taken at a stockholders’ meeting may be taken by the written consent of the stockholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

                On September 18, 2006, the Board of Directors of the Company decided to not proceed with such proposals at this time although the Board indicated that such proposals may be reinstated at a future date.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                 CHINA PROPERTIES DEVELOPMENTS, INC.
                                                                                 (Registrant)

Dated:    September 18, 2006                                    By:          /s/ Shuo (Steven) Lou
                                                                                  Name:    Shuo (Steven) Lou
                                                                                  Title:       Chief Financial Officer